                                                                    EXHIBIT 23.3

                 CONSENT OF LAROCHE PETROLEUM CONSULTANTS, LTD.,
                         INDEPENDENT PETROLEUM ENGINEERS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Toreador Resources Corporation for the registration of 2,125,000 shares of its common stock and to the incorporation by reference therein of our estimates of reserves included in Toreador Resources Corporation's Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                             /s/ EDWARD TRAVIS
                                             -----------------------------------
                                             LAROCHE PETROLEUM CONSULTANTS, LTD.

Dallas, Texas
December 18, 2000